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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 4, 2007


                        VNUS Medical Technologies, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                      000-50988                94-3216535
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(State or other jurisdiction    (Commission File Number)     (I.R.S. Employer
     of incorporation)                                    Identification Number)


                               5799 Fontanoso Way
                           San Jose, California 95138
                                 (408) 360-7200
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   (Address of principal executive offices including zip code and registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01   Entry Into Material Definitive Agreement.

On December 3, 2007, the Board of Directors (the "Board") of VNUS Medical Technologies, Inc. ("VNUS") appointed Kirti Kamdar the Senior Vice President of Research & Development of VNUS.

The terms of Mr. Kamdar's employment with the Company are governed by the offer letter dated October 10, 2007 (the "Offer Letter"). Pursuant to the terms of the offer letter, Mr. Kamdar will be paid an annual base salary of $250,000 and will be eligible to participate in VNUS' 2007 officer bonus plan with a maximum bonus of approximately 35% of Mr. Kamdar's base salary, pro-rated to Mr. Kamdar's date of hire.

The foregoing description is qualified in its entirety by reference to the Offer Letter, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

On December 3, 2007, VNUS granted Mr. Kamdar 20,000 restricted stock units ("RSUs") under the VNUS Medical Technologies, Inc. Amended and Restated 2000 Equity Incentive Plan (the "Equity Incentive Plan"). Provided that Mr. Kamdar remains in continuous service with VNUS, 5,000 RSUs will vest on December 3, 2008, and an additional 5,000 vesting every 12 months thereafter, such that the RSUs generally will become fully vested at the end of Mr. Kamdar's fourth year of service to VNUS. Notwithstanding the foregoing, the RSUs will vest in full if Mr. Kamdar's service to VNUS is terminated by VNUS without Cause or by Mr. Kamdar for Good Reason within two years following a Change of Control (as such terms are defined in VNUS' Amended and Restated VNUS Severance Plan for Management and Key Employees). Except as described above, any RSUs that remain unvested upon Mr. Kamdar's cessation of service to VNUS will be forfeited.

On December 3, 2007, VNUS also granted Mr. Kamdar a stock option award under the Equity Incentive Plan for the purchase of 60,000 shares of VNUS common stock with an exercise price equal to $14.08 per share. Provided that Mr. Kamdar remains in continuous service with VNUS, 25% of the shares subject to the stock option will vest and become exercisable on December 3, 2008. Thereafter, subject to Mr. Kamdar's continued service to VNUS, the remaining shares subject to the stock option will vest in equal monthly installments over the 36-month period measured from December 3, 2008, so that the stock option will be fully vested and exercisable at the end of Mr. Kamdar's fourth year of service to VNUS. If Mr. Kamdar's service to VNUS is terminated due to death or Disability, Mr. Kamdar, or his estate, as applicable, will have the right to exercise all of his options to the extent such options are vested on the date of Mr. Kamdar's cessation of service. In addition, if Mr. Kamdar's employment is terminated by VNUS without Cause or by Mr. Kamdar for Good Reason within two years following a Change of Control, then Mr. Kamdar's options will become fully vested and exercisable. Except as described above, any portion of the stock option that remains unvested upon Mr. Kamdar's cessation of service to VNUS will be forfeited.
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Item 5.02   Appointment of Principal Officers.

      (c) On December 3, 2007, the Board of VNUS appointed Kirti Kamdar, age 47, Senior Vice President of Research & Development of VNUS. From November 2003 to November 2007, Mr. Kamdar served first as a Vice President of R&D and then as a Senior Vice President at Cardiac Dimensions, Inc.; from November 1998 to September 2000, he first served as Vice President of R&D/Manufacturing, and then from September 2000 to October 2003 as Vice President of R&D for Vascular Architects, Inc.; from August 1996 to November 1998 he served first as Vice President of Manufacturing, and then as Vice President of R&D at Somnus Medical Technologies, Inc. VNUS has entered into an offer letter with Mr. Kamdar, the terms of which are described under Item 1.01 of this Report above.

The Company issued a press release on December 3, 2007 announcing the foregoing, a copy of which press release is attached hereto as Exhibit 99.1.

Item 9.01   Financial Statements and Exhibits.

      (c)   Exhibits

            Exhibit No.    Description
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            10.2           Offer Letter, dated October 10, 2007, entered into by
                           and between the Company and Kirti Kamdar.

            99.1           Press Release, dated December 3, 2007.
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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 4, 2007

                                     VNUS MEDICAL TECHNOLOGIES, INC.


                                     By:    /s/ Peter Osborne
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                                     Name:  Peter Osborne
                                     Title: Interim Chief Financial Officer